UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2014

 Torvec, Inc.

(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester,
New York		14615

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		585-254-1100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2014, Torvec, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company sold and issued 25,000,000 shares of its Series C-2 Voting Convertible Preferred Stock, par value $0.01 per share (the “Series C-2 Preferred Shares”), in a private placement to B. Thomas Golisano and two other accredited investors for an aggregate purchase price of $5,000,000 (the “Transaction”). The Company intends to use the financing proceeds to fund its ongoing operations and for the continued development and marketing of its technology for commercialization.

The Purchase Agreement is attached hereto as Exhibit 10.1.      A description of the material terms of the Transaction is set forth below, and is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 10.1, and 10.2, which are incorporated herein by reference.

Series C-2 Preferred Stock

The Series C-2 Preferred Shares are subject to and qualified by the terms and conditions of the Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate of Amendment”), describing the rights, privileges and preferences of the Series C-2 Preferred Shares, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Each Series C-2 Preferred Share is convertible, at the holder’s election, into one share of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The conversion rate is subject to adjustment in the event of the issuance of Common Stock as a dividend or distribution, and the subdivision or combination of the outstanding Common Stock or a reorganization, recapitalization, reclassification, consolidation or merger of the Company, as described in the Certificate of Amendment.

The Series C-2 Preferred Shares have a liquidation preference at their stated value per share of $0.20 that ranks pari passu to the Company’s existing Series C Voting Convertible Preferred Shares and is senior to the Company’s Common Stock, and the Company’s Class A Non-Voting Cumulative Convertible Preferred Shares and Class B Non-Voting Cumulative Convertible Preferred Shares. The liquidation preference is payable upon a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon a deemed liquidation of the Company. A deemed liquidation includes, unless decided by the holders of at least two-thirds of the Series C-2 Preferred Shares, any consolidation, merger, or reorganization of the Company in which the shareholders of the Company own less than fifty percent of the voting power of the resultant entity, or an acquisition to which the Company is a party in which at least fifty percent of the Company’s voting power is transferred, or the sale, lease, exclusive license or transfer of all or substantially all of the assets or intellectual property of the Company other than to a wholly owned subsidiary.

The Series C-2 Preferred Shares are not entitled to receive preferred dividends and have no redemption right, but are entitled to participate, on an as converted basis, with holders of outstanding shares of common stock in dividends and distributions on liquidation after all preferred shares have received payment in full of any preferred dividends or liquidation preferences. The Series C-2 Preferred Shares vote with the Common Stock on an as-converted basis. The Company may not, without approval of the holders of at least two-thirds of the Series C-2 Preferred Shares, (i) create any class or series of stock that is pari passu or senior to the Series C-2 Preferred Shares; (ii) create any class or series of stock that would share in the liquidation preference of the Series C-2 Preferred Shares or that is entitled to dividends payable other than in Common Stock or Series C-2 Preferred Shares of its own series, (iii) acquire any equity security or pay any dividend, except dividends on a class or series of stock that is junior to the Series C Preferred Shares, payable in such junior stock, (iv) reissue any Series C-2 Preferred Shares, (v) declare or pay any dividend that would impair the payment of the liquidation preference of the Series C-2 Preferred Shares, (vi) authorize or issue any additional Preferred Shares, (vii) change the Certificate of Incorporation to adversely affect the rights of the holders of the Series C-2 Preferred Shares, or (viii) authorize, commit to or consummate any liquidation, dissolution or winding up in which the liquidation preference of the Series C-2 Preferred Shares would not be paid in full.

Other Purchase Agreement Terms

Pursuant to the Purchase Agreement, the Company must within 180 days, use commercially reasonable efforts to raise $1,000,000, in a separate private placement or private placements, through the offer and sale of Series C-3 Voting Convertible Preferred Stock, par value $0.01 per share (the “Series C-3 Preferred Shares”). The Series C-3 Preferred Shares, if and when created, will rank pari passu with the existing Series C Voting Convertible Preferred Shares and the Series C-2 Preferred Shares, and have a senior preference in liquidation or deemed liquidation over the Company’s outstanding shares of Common Stock, and Class A and Class B preferred stock. The Series C-3 Preferred Shares would be convertible on a one-to-one basis into shares of Common Stock (subject to adjustment) without payment of any additional consideration. The Series C-3 Preferred Shares would not be entitled to preferred dividends, but similar to the Series C-2 Preferred Shares, would be entitled to participate, on as converted basis, with shares of Common Stock in dividends and distributions on liquidation after all preferred shares have received payment in full of any preferred dividends or liquidation preferences, have such other customary rights, privileges, preferences and limitations. The pricing of the Series C-3 Preferred Shares will be determined by the Board of Directors prior to the initial closing of the sale of those shares.

The Company plans to conduct the sale of the Series C-3 Preferred Shares sometime in the near future. The Series C-2 Preferred Shares, and the Series C-3 Preferred Shares to be sold will not be and have not been registered under the Securities Act of 1933, as amended, or the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. There can be no assurance that the Company will be successful in raising any needed amounts on these terms for these uses or that these amounts will be sufficient for its plans. This disclosure relating to this equity financing from private sources does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and is made only as required under applicable law and related reporting requirements, and as permitted under Rule 135c under the Securities Act.

Amended and Restated Investors’ Rights Agreement

In connection with the financing described above, the Company concurrently amended and restated its Investors’ Rights Agreement dated September 23, 2011 (as amended and restated, the “A&R Investors’ Rights Agreement”), with investors B. Thomas Golisano, Charles T. Graham, and David Still (the “Investors”). Pursuant to the A&R Investors’ Rights Agreement, the Company granted registration rights to the investors covering Common Stock issued on the conversion of the Series C-2 Preferred Shares and Series C Voting Convertible Preferred Shares owned by the Investors (collectively, the “Preferred Shares”), or exercise of warrants initially exercisable for 1,625,000 shares of Common Stock (“Warrants”) or other shares issued in connection with a previous transaction (collectively, the “Underlying Shares”). The registration rights are triggered when the Company is eligible to utilize Form S-3, and until such time as (i) the Company is sold, (ii) the Company is dissolved, or (iii) the Underlying Shares are eligible for resale without restriction in a three month period under Rule 144. Investors holding shares for sale to receive at least $500,000 in gross proceeds have the right to make the demand up to one time in any such twelve month period. The A&R Investors’ Rights Agreement also contains a right of first offer for the future issuance of any equity securities of the Company, which was waived by the Investors in connection with the Transaction. The Investors are entitled to purchase the portion of such future equity securities to be issued which equals the proportion that the total Common Stock then attributable to such Investor based on the Common Stock, Warrants and Preferred Shares held of record by such Investor bears to the total Common Stock of the Company then outstanding (in each instance assuming full conversion and/or exercise, as applicable, of all Preferred Shares and any other derivative securities of the Company then outstanding). Participating Investors are also permitted to purchase their proportionate share (or a share that is otherwise agreed among such participating Investors) of the purchase right of any non-participating Investor. The right of first offer does not apply to (i) the issuance of dividends or distributions, (ii) issuances by reason of reorganization or recapitalization of the Company’s capital stock, (iii) issuances made to employees, directors, advisors, or consultants pursuant to a plan or arrangement approved by the Board of Directors, (iv) issuances of any equity securities awarded as compensation, as payment for lease expenses, or as payment of consideration under any license agreements, (v) issuances upon exercise or conversion of options or warrants, (vi) issuances in connection with the Series C-3 Preferred Offering, or (vii) issuances of common stock or options, or warrants pursuant to the acquisition of another company.

Pursuant to the terms of the A&R Investors’ Rights Agreement, the Company may not, without the consent of Mr. Golisano: (i) grant any equity based compensation; (ii) reduce the per-share exercise price or conversion price of any equity based compensation; (iii) create or incur indebtedness in excess of $1,000,000 in the aggregate at any time, or (iv) guarantee the indebtedness of any third party except for trade account payables arising in the ordinary course of business. In the event the Company grants any equity based compensation or reduces the per-share exercise price or conversion price of any equity based compensation in violation of the terms of the A&R Investors’ Rights Agreement, and with the effect that additional equity interests are issuable as a result, then the Company shall be obligated to immediately issue to each Investor such aggregate number of additional shares of Common Stock so that immediately following such violation such Investor’s ownership percentage is unaffected by the violation.

The Investors also agreed to “Market Stand-off” provisions that may be requested by an underwriter in an underwritten public offering by the Company.

In addition, pursuant to the terms of the A&R Investors’ Rights Agreement, as long as Mr. Golisano beneficially owns at least five percent (5%) of the Common Stock, (i) he is entitled to inspect the properties, assets, business and operation of the Company and discuss its business and affairs with its officers, consultants, directors and key employees, (ii) the Company shall invite him or his representative to attend all meetings of the Board of Directors and provide him with all information provided to directors for such purpose, and (iii) at his request, the Company shall cause him, or a representative to be appointed to serve as a director until the following annual meeting of shareholders and until a successor is elected, and to be nominated annually for re-election.

A copy of the A&R Investors’ Rights Agreement has been filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference herein.

Shareholder Approval

The content and filing of the Certificate of Amendment was approved at a Special Meeting of the holders of the Company’s preferred shares on March 24, 2014, by a majority of the votes of all outstanding shares of the Company’s Class A Non-Voting Cumulative Convertible Preferred Shares and Class B Non-Voting Cumulative Convertible Preferred Shares entitled to vote thereon voting as a single class, and separately by a majority of the votes of all outstanding shares of the Company’s Class A Non-Voting Cumulative Convertible Preferred Shares, Class B Non-Voting Cumulative Convertible Preferred Shares and Series C Voting Convertible Preferred Shares, entitled to vote thereon voting as a single class.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. Neither the Series C-2 Preferred Shares nor the Common Stock issued on the conversion of the Series C-2 Preferred Shares are currently registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the Transaction, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the Securities Act) and/or Section 4(a)(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made directly to three individuals, who are accredited investors, and transfer of the Series C-2 Preferred Shares is restricted by the Company in accordance with the requirements of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On March 28, 2014, the Company filed the Certificate of Amendment, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference. The Certificate of Amendment, describing the rights, privileges and preferences of the Company’s Series C-2 Preferred Stock, is described more fully in Item 1.01 above.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 28, 2014, the Company filed the Certificate of Amendment, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference. The Certificate of Amendment, describing the rights, privileges and preferences of the Company’s Series C-2 Preferred Stock, is described more fully in Item 1.01 above.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 24, 2014, the Company held a Special Meeting of its preferred shareholders to consider and approve the content and filing of the Certificate of Amendment and a Certificate of Amendment to the Company’s Certificate of Incorporation to create and fix the terms of the Series C-3 Preferred Shares (the “Series C-3 Certificate of Amendment”, and together with the Certificate of Amendment, the “Certificates of Amendment”). Only holders of the Company's preferred shares at the close of business on March 14, 2014 (the “Record Date”) were entitled to vote at the Special Meeting.

As of the Record Date, there were 654,601 Class A and Class B shares issued and outstanding and entitled to vote, and 16,901,750 Class A, Class B and Series C shares issued and outstanding and entitled to vote, the holders of which were entitled to one vote per share. Holders of Class A and Class B preferred shares representing a total of 485,762 votes (74.2% of the total voting power), constituting a quorum for purposes of the vote of the Class A and Class B preferred shareholders, voting as a single class, were represented in person or by valid proxies at the Special Meeting. Holders of Class A, Class B, and Series C preferred shares representing a total of 16,385,762 votes (96.9% of the total voting power), constituting a quorum for purposes of the vote of the Class A, Class B, and Series C preferred shareholders, voting as a single class, were represented in person or by valid proxies at the Special Meeting.

The Company’s preferred shareholders voted on two proposals as follows: (i) to approve the Certificate of Amendment to create and fix the rights, designations and preferences of the Series C-2 Preferred Shares, subject to the Board of Directors' authority to abandon such amendment (Proposal 1); and (ii) to approve the Series C-3 Certificate of Amendment to create and fix the rights, designations and preferences of the Series C-3 Preferred Shares, subject to the Board of Directors' authority to abandon such amendment (Proposal 2);

At the Special Meeting, a majority of the votes of all outstanding Class A and Class B preferred shares entitled to vote thereon, voting as a single class, and a majority of the votes of all outstanding Class A, Class B, and Series C preferred shares entitled to vote thereon, voting as a single class approved the content and filing of the Certificates of Amendment, described more fully in Item 1.01 above, as follows:

	Votes For	Votes Against	Abstentions
Proposal 1: Approval of the Series C-2 Certificate of Amendment	485,762 Class A and Class B Preferred Shares
		0	0
	16,385,762 Class A, Class B and Series C Preferred Shares)

Proposal 2: Approval of the Series C-3 Certificate of Amendment	485,762 Class A and Class B Preferred Shares)
		0	0
	16,385,762 Class A, Class B and Series C Preferred Shares)

Item 8.01	Other Events.

On March 28, 2014, the Company issued a press release announcing the Transaction described in Item 1.01 above. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This disclosure is being filed pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, and is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described in this disclosure, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Torvec, Inc., dated March 28, 2014

10.1	Securities Purchase Agreement by and among Torvec, Inc., B. Thomas Golisano, and each purchaser listed on the Schedule of Purchasers attached thereto, dated March 28, 2014

10.2	Amended and Restated Investors’ Rights Agreement by and between Torvec, Inc., B. Thomas Golisano, Charles T. Graham, and David Still, dated March 28, 2014

99.1	Press Release dated March 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

March 28, 2014	By:	/s/ Robert W. Fishback

Name: Robert W. Fishback
Title: Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Torvec, Inc., dated March 28, 2014

10.1	Securities Purchase Agreement by and among Torvec, Inc., B. Thomas Golisano, and each purchaser listed on the Schedule of Purchasers attached thereto, dated March 28, 2014

10.2	Amended and Restated Investors’ Rights Agreement by and between Torvec, Inc., B. Thomas Golisano, Charles T. Graham, and David Still, dated March 28, 2014

99.1	Press Release dated March 28, 2014